Exhibit 10.27.1

                        AMENDMENT NO. 2 TO
                       EMPLOYMENT AGREEMENT

     This Amendment No. 2 to Employment Agreement is made as of the 1st day of May, 1998, by and between Stewart Enterprises, Inc., a Louisiana corporation (the "Company"), and Kenneth C. Budde (the "Employee").

                       W I T N E S S E T H:

     WHEREAS, the Company has entered into an Employment Agreement with the Employee dated as of August 1, 1995 as amended by Amendment No. 1 as of January 1, 1997 (the "Employment Agreement").

     WHEREAS, the Employee has agreed to serve as the Company's Executive Vice President - Finance and Chief Financial Officer.

     WHEREAS, the Company has approved, effective May 1, 1998, certain related changes in the terms of the Employee's employment as provided below.

     NOW THEREFORE, the Company and the Employee agree as follows effective May 1, 1998:

     SECTION 1. EMPLOYMENT AGREEMENT. Except as expressly amended herein, all of the terms and provisions of the Employment Agreement shall remain in full force and effect.

     SECTION 2. AMENDMENT TO ARTICLE I, SECTION 1. The second paragraph of Article I, Section 1 of the Employment Agreement is hereby amended to read in its entirety as follows:

               CAPACITY AND DUTIES OF EMPLOYEE. The Employee is employed by the Company to render services on behalf of the Company as Executive Vice President - Finance and Chief Financial Officer. As the Executive Vice President - Finance and Chief Financial Officer, the Employee shall perform such duties as are assigned to the individual holding such title by the Company's Bylaws and such other duties, consistent with the Employee's job title, as may be prescribed from time to time by the Board of Directors of the Company (the "Board") and/or the Company's Chief Executive Officer.

     SECTION 3. AMENDMENT TO ARTICLE II, SECTION 1. Article II, Section 1 of the Employment Agreement is hereby amended to read in its entirety as follows:


          1. SALARY. For the period ending December 31, 1996, a salary ("Base Salary") at the rate of $155,000 per fiscal year of the Company ("Fiscal Year"), payable to the Employee at such intervals as other salaried employees of the Company are paid. During the period from January 1, 1997 through May 14, 1998, the Base Salary shall be $175,000 per Fiscal Year. Commencing May 15, 1998, the Base Salary shall be $285,000 per Fiscal Year.

     SECTION 4. AMENDMENT TO ARTICLE II, SECTION 2. Article II, Section 2 of the Employment Agreement is hereby amended to read in its entirety as follows:

          2. BONUS. For the period ending October 31, 1995, the Employee shall be eligible to receive an incentive bonus, the amount of which shall be determined pursuant to Paragraph 4 of the Prior Agreement. This incentive bonus shall be paid in cash no later than 30 days following the filing of the Company's annual report on Form 10-K for the Fiscal Year ending October 31, 1995. For the Fiscal Year ending October 31, 1996, the Employee shall be eligible to receive a bonus (the "Bonus") of up to $75,000. For the period from November 1, 1996 through October 31, 1997, the Employee shall be eligible to receive a Bonus of up to $100,000 per Fiscal Year. For the period beginning November 1, 1997, the Employee shall be eligible to receive a Bonus of up to $150,000 per Fiscal Year. The Bonus shall be comprised of two elements, the quantitative element and the qualitative element:

               (a) The quantitative element shall be equal to 75% of the maximum Bonus and shall be based on the attainment of certain goals to be established by the Company's Compensation Committee and Employee.

               (b) The qualitative element shall be 25% of the maximum Bonus and shall be awarded at the discretion of the Chief Executive Officer. The Chief Executive Officer and Employee shall establish incentive goals and other criteria for the award of the qualitative element.

          The Bonus shall be paid in cash no later than 30 days following the filing of the Company's annual report on Form 10-K for the Fiscal Year in which the Bonus has been earned.

     SECTION 5. AMENDMENT TO ARTICLE II, SECTION 3. Article II, Section 3 of the Employment Agreement is hereby amended to read in its entirety as follows:

          1.  BENEFITS.   The  Company shall provide the Employee with
     the following fringe benefits and perquisites:

               (a) At Employee's election, either a Company furnished automobile or an automobile allowance of $720 per month (in which case the Company will reimburse the Employee for all gasoline, maintenance, repairs and insurance for Employee's personal car as if it were a Company-owned vehicle);

               (b) Reimbursement for membership dues, including assessments and similar charges, in one or more clubs deemed useful for business purposes in an amount not to exceed $8,000 per Fiscal Year or such additional amounts as may be approved by the Chief Executive Officer;

               (c) First class air travel;

               (d) Fully-paid insurance benefit package available to all employees; and

               (e)  All  other  benefit   programs  similar  to  those
     provided other employees of the Company.

     SECTION 6. AMENDMENT TO ARTICLE III, SECTION 4. Article III, Section 4, paragraph (a), subparagraphs (i) and (ii) of the Employment Agreement are hereby amended to read in their entirety as follows:

                    (i) the assignment to the Employee of any duties or responsibilities that are inconsistent with the Employee's status, title and position as Executive Vice President - Finance and Chief Financial Officer;

                    (ii) any removal of the Employee from, or any failure to reappoint or reelect the Employee to, the position of Executive Vice President - Finance and Chief Financial Officer, except in connection with a termination of Employee's status as an employee as permitted by this Agreement;

     SECTION 7. AMENDMENT TO ARTICLE IV, SECTION 3. Article IV, Section 3, paragraph (a) of the Employment Agreement is hereby amended to read in its entirety as follows:

               (a) the Company shall pay to the Employee an amount equal to two times the amount of Base Salary in effect at the Date of Termination, payable in equal installments over a two-year period at such intervals as other salaried employees of the Company are paid; and

     SECTION 8. AMENDMENT TO ARTICLE IV, SECTION 5. Article IV, Section 5 of the Employment Agreement is hereby amended to read in its entirety as follows:

          5. TERMINATION BY EMPLOYEE FOR REASONS OTHER THAN GOOD REASON. If the Employee's status as an employee is terminated by the Employee for reasons other than Good Reason, then the Company shall pay to the Employee an amount equal to a single year's Base Salary in effect at the Date of Termination, payable in equal installments over a two-year period at such intervals as other salaried employees of the Company are paid.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and signed as of the date indicated above.

                                   STEWART ENTERPRISES, INC.


                                   By:  /s/ JAMES W. MCFARLAND
                                        ___________________________________
                                            James W. McFarland
                                        Compensation Committee Chairman

                                   EMPLOYEE:

                                      /s/ KENNETH C. BUDDE
                                   ______________________________________
                                          Kenneth C. Budde


                                -1-